SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 8, 2007

DENTAL PATIENT CARE AMERICA, INC.

(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	333-37842 (Commission file number)	87-0639343 (IRS employer identification no.)
2150 South 1300 East, Suite 500, SLC, UT	84106
(Address of principal executive offices)	(Zip code)

(801) 990-3314

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2007, the Company’s board of directors approved the Dental Patient Care America, Inc. 2007 Stock Option Plan (the “Plan”). A total of 14,000,000 shares of common stock are allocated to the Plan. In addition, on March 8, 2007, the board of directors granted options exercisable for 12,559,791 shares of common stock at an exercise price of $.30 per share. The effectiveness of the Plan and the grant of the options under the Plan are subject to shareholder approval. The option grants provide that the options are void and may not be exercised until and unless the shareholders of the Company approve the Plan and all grants that have occurred through the date of Plan approval. The Company anticipates seeking shareholder approval of the Plan and grants later in 2007.

Of the option grants to date, options exercisable for 3,503,682 shares were granted to Mr. Michael Silva, the Company’s CEO and Chairman; options exercisable for 2,407,000 shares were granted to Mr. Marlon Berrett, the Company’s president and a director; options exercisable for 1,480,668 shares were granted to Mr. Andrew Eberhardt, the Company’s vice president; options exercisable for 600,000 shares were granted to Mr. Bradley Berrett, the Company’s CFO; options exercisable for 833,441 shares were granted to Mr. Harry L. “Pete” Peterson, a Company director; and options exercisable for the remaining 3,735,000 shares were granted to consultants to the Company.

The purpose of this Plan is to advance the interests of the Company and its shareholders by helping the Company obtain and retain the services of employees, officers, consultants, independent contractors and directors, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company.

The Plan permits the Company to grant “non-qualified stock options” and/or “incentive stock options” to acquire the Company’s common stock. The total number of shares authorized for the Plan may be allocated by the board between non-qualified stock options and incentive stock options from time to time, subject to certain requirements of the Internal Revenue Code of 1986, as amended (the “Code”).

Until and unless the Company files a registration statement relating to the Plan, securities issued under the Plan will be exempt from registration under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The Company did not use an underwriter in connection with these transactions.

Item 3.02 Unregistered Sales of Equity Securities

Subject to shareholder approval, the Company has granted stock options exercisable for 12,559,791 shares of the Company’s common stock at $.30 per share under the arrangements that are described in Item 1.01, which description is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2007	DENTAL PATIENT CARE AMERICA, INC. (Registrant) By /s/ Michael Silva Michael Silva Chief Executive Officer